Filed Pursuant To Rule 433

Registration No. 333-275079

March 14, 2024

X/Twitter Post:

Live Address: https://twitter.com/Grayscale/status/1767658163648741462

Tweet 1: Throwback to earlier this month when we rang the @NYSE opening bell in honor of $GBTC uplisting. It's been quite the journey, but we're only just beginning.

B
T
C
GRAYSCALE
Invest
Crypto investing begins here
GBTC LISTED NYSE ARCA
Grayscale Bitcoin Trust ETF
GBTC LISTED NYSE
GBTC!

GBTC
LISTED
NYSE
Grayscale Bitcoin Trust ETF
Ticker GBTC, is the first and largest
Bitcoin ETF in the world

Invest
Crypto investing begins here
GBTC LISTED NYSE ARCA
Grayscale Bitcoin Trust ETF
GBTC LISTED NYSE
as it finally trades on NYSE ARCA
as a spot Bitcoin ETF.

GBTC
GBTC
LISTED
NYSE
ARCA
TC GB
LISTED
SE NY
as it finally trades on NYSE ARCA
as a spot Bitcoin ETF.

LISTED
SE NY
ARCA
I wholeheartedly do not believe
the industry would have achieved

NYSE
FMS
19.2100
FRESENIUS
MEDICAL CARE
GBTC
ice
QUATTRO M SECURITIES INC.
DJI
NYA
RUT
SPX
EXCHANGE
Our incredible partners
and importantly Grayscale's investors.

VIRTU FINANCIAL
NYSE
ROSENBLATT
GBTC
IBM
CNBC
SQUAWK ON THE STREET
SQUAWK ON THE STREET
It's been quite the journey
and I feel confident standing

GBTC
LISTED
NYSE
ARCA
GRAYSCALE
NYSE
AN ICE EXCHANGE
GBTC
Grayscale
GTS
before you today when
I say we're only just beginning.

9:51:51
NYSE
QUATTRO M SECURITIES INC.
WWW.QUATTROMSECURITIES.COM
ice
GBTC
55.3000
55.30
55.31
2,063,547
55.69
55.82
54.95
55.37
495,030,000
GBTC
Grayscale Bitcoin Trust ETF
GBTC LISTED NYSE
before you today when
I say we're only just beginning.

NYSE

AN ICE EXCHANGE

© 2024 NYSE Group Inc. All rights reserved. New York Stock Exchange and NYSE are trademarks of NYSE Group Inc. or its affiliates.
For more information regarding registered trademarks see: intercontinentalexchange.com/terms-of-use.

Transcript:

Michael Sonnenshien: Grayscale Bitcoin Trust. Ticker Gbtc is the first and largest Bitcoin ETF in the world as it finally trades on the NYSE Arca as a Spot Bitcoin ETF. I wholeheartedly do not believe the industry would have achieved this historic milestone if not for the entire grayscale team, our incredible partners, and importantly, Grayscale's investors. It's been quite the journey and I feel confident standing before you today when I say we're only just beginning.

Tweet 2: For details and disclosures about Grayscale #Bitcoin Trust ETF, visit: https://etfs.grayscale.com/gbtc First spot bitcoin ETF traded in the Pre-Market on NYSE on 1/11/2024 and largest by AUM as of 3/12/2024

Link: https://etfs.grayscale.com/gbtc

LinkedIn

Live Address: https://www.linkedin.com/feed/update/urn:li:ugcPost:7174076020256309248/

Text: Throwback to earlier this month when we rang the NYSE opening bell in honor of GBTC uplisting. It's been quite the journey, but we're only just beginning.

For details and disclosures about Grayscale #Bitcoin Trust ETF, visit: https://lnkd.in/e9fBhr4K

-

First spot bitcoin ETF traded in the Pre-Market on NYSE on 1/11/2024 and largest by AUM as of 03/12/2024

Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by calling (833) 903 - 2211 or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101. Foreside Fund Services, LLC is the Marketing Agent for the Trust.

GRAYSCALE
B
T
C
Invest
Crypto investing begins here
GBTC LISTED NYSE ARCA
Grayscale Bitcoin Trust ETF
GBTC LISTED NYSE
as it finally trades on NYSE ARCA
as a spot Bitcoin ETF.

Transcript:

Michael Sonnenshien: Grayscale Bitcoin Trust. Ticker Gbtc is the first and largest Bitcoin ETF in the world as it finally trades on the NYSE Arca as a Spot Bitcoin ETF. I wholeheartedly do not believe the industry would have achieved this historic milestone if not for the entire grayscale team, our incredible partners, and importantly, Grayscale's investors. It's been quite the journey and I feel confident standing before you today when I say we're only just beginning.

Link: https://etfs.grayscale.com/gbtc

Facebook

Live Address: https://www.facebook.com/460971306029932/posts/916968103763581

Text: Throwback to earlier this month when we rang the New York Stock Exchange opening bell in honor of GBTC uplisting. It's been quite the journey, but we're only just beginning.

For details and disclosures about Grayscale #Bitcoin Trust ETF, visit: https://etfs.grayscale.com/gbtc

-

First spot bitcoin ETF traded in the Pre-Market on @NYSE on 1/11/2024 and largest by AUM as of 03/12/2024

Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by calling (833) 903 - 2211 or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101. Foreside Fund Services, LLC is the Marketing Agent for the Trust.

Transcript:

Michael Sonnenshien: Grayscale Bitcoin Trust. Ticker Gbtc is the first and largest Bitcoin ETF in the world as it finally trades on the NYSE Arca as a Spot Bitcoin ETF. I wholeheartedly do not believe the industry would have achieved this historic milestone if not for the entire grayscale team, our incredible partners, and importantly, Grayscale's investors. It's been quite the journey and I feel confident standing before you today when I say we're only just beginning.

Link: https://etfs.grayscale.com/gbtc

Instagram

Live Address: https://www.instagram.com/reel/C4gEU68OBFx/

Text: Throwback to earlier this month when we rang the @NYSE opening bell in honor of GBTC uplisting. It's been quite the journey, but we're only just beginning.

-

First spot bitcoin ETF traded in the Pre-Market on NYSE on 1/11/2024 and largest by AUM as of 03/12/2024

Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by calling (833) 903 - 2211 or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101. Foreside Fund Services, LLC is the Marketing Agent for the Trust.

Transcript:

Michael Sonnenshien: Grayscale Bitcoin Trust. Ticker Gbtc is the first and largest Bitcoin ETF in the world as it finally trades on the NYSE Arca as a Spot Bitcoin ETF. I wholeheartedly do not believe the industry would have achieved this historic milestone if not for the entire grayscale team, our incredible partners, and importantly, Grayscale's investors. It's been quite the journey and I feel confident standing before you today when I say we're only just beginning.

Link: https://etfs.grayscale.com/gbtc

Now boarding: Investors in the world’s largest Bitcoin f

Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by calling (833) 903 - 2211 or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101.